Exhibit 99.1

LINN ENERGY PROVIDES A STRATEGIC UPDATE ON SEPARATION, ANNOUNCES NEW LEADERSHIP AND SCHEDULES FIRST QUARTER 2018 EARNINGS CONFERENCE CALL

HOUSTON, April 18, 2018 – LINN Energy, Inc. (OTC: LNGG) (“LINN” or the “Company”) provides a strategic update on the previously announced separation, announces new leadership and schedules its first quarter 2018 earnings conference call.

Strategic Update on the Separation Plan

The Company’s Board of Directors (the “Board”) and management continue to evaluate strategic opportunities to increase shareholder value. As previously announced, the Board believes the Company trades at a discount to its sum of the parts value and therefore determined to separate the Company into stand-alone publicly traded businesses to unlock such unrealized value. To execute this plan in a timely and tax efficient manner, the Board has decided to separate into two public companies as outlined below:

•	Riviera Resources (“Riviera”). The Company has formed Riviera Resources, LLC, which following certain internal reorganizations, will hold the following upstream assets: Hugoton, Michigan/Illinois, Arkoma, East Texas, North Louisiana, Drunkards Wash as well the assets of Blue Mountain Midstream LLC (“Blue Mountain” or “Blue Mountain Midstream”), a rapidly expanding midstream business centered in the core of the Merge. Riviera will also retain more than 100,000 acres in the prospective NW Stack play. Riviera, upon completion of the spin off transaction described below, is expected to be an unlevered public company listed for trading on the OTC market under the ticker RVRA.

•	Roan Resources (“Roan”). Following the Spinoff, LINN Energy, Inc., which currently trades on the OTC market under the ticker LNGG, will serve as a holding company solely for the equity interest of Roan Resources and is preparing to up list to the NYSE or NASDAQ during 2018 under the ticker ROAN. The Company has also executed a term sheet with Roan Holdings, LLC (the successor to Citizen Energy II, LLC) which is expected to result in the consolidation of 100 percent of the equity in Roan under LINN, subject to due diligence and execution of definitive documentation.

To effectuate the separation of Riviera from LINN, the Company intends to undertake certain internal reorganization transactions (including the conversion of Riviera from a limited liability company to a corporation). Following these transactions, LINN expects to distribute all of the outstanding shares of common stock of Riviera then owned by LINN to the holders of LINN’s Class A common stock on a pro rata basis, leaving LINN shareholders with one share of Riviera and one share of LINN (which is expected to ultimately be traded as ROAN after giving effect to the transactions described herein) (the “Spinoff”). Following consummation of the Spinoff and the consolidation transactions with Roan Holdings LLC described above, LINN will hold 100 percent of the equity interest in Roan Resources and is expected to trade under the ticker ROAN once up listed to the NYSE or NASDAQ. Consummation of each of the Spinoff, the consolidation of Roan and the related transactions will be subject to a number of conditions but is expected to take place during the third quarter of this year.

“The separation will address the significant sum of the parts discount we believe is currently priced into LINN. Pro forma following the separation, shareholders will have exposure to two unique companies: a pure play, high growth Merge/SCOOP/STACK company in Roan and an unlevered upstream and midstream business that generates significant free cash flow and has highly economic organic investment opportunities. The Board and management are focused on executing this value maximizing plan for our shareholders by midsummer 2018 and expect to provide detailed financial and operational updates at or prior to the Spinoff,” said Mark E. Ellis, LINN’s President and Chief Executive Officer.

Mark Ellis, LINN’s current President and Chief Executive Officer, has decided to retire from LINN following consummation of the Spinoff. Additionally, the remaining management team for LINN, including Arden Walker, Executive Vice President and Chief Operating Officer, Thomas Emmons, Senior Vice President, Corporate Services, Jamin McNeil, Senior Vice President, Houston Division Operations and Candice Wells, Senior Vice President, General Counsel and Corporate Secretary, plan to depart at or prior to consummation of the Spinoff. The Company has entered into a Separation Agreement with each of Messrs. Ellis, Walker, Emmons, McNeil and Ms. Wells that governs the terms of each of his or her separation from LINN and obligations during the transition.

Leadership and Strategy of Riviera Resources

The Board has identified new leadership to lead Riviera Resources following consummation of the Spinoff as outlined below:

•	Riviera’s Executive Team

[o]	David Rottino will serve as President and Chief Executive Officer of Riviera and a member of the Riviera Board of Directors. Mr. Rottino has served as Executive Vice President and Chief Financial Officer of LINN since 2015 and has previously held various leadership positions at El Paso Energy, ConocoPhillips and Burlington Resources.

[o]	Dan Furbee will serve as Executive Vice President and Chief Operation Officer of Riviera Resources. Mr. Furbee was most recently Vice President of Business Development and Asset Development for Sanchez Energy Corporation where he aided the company in growing and developing a significant asset base in the Eagle Ford shale.

[o]	Jim Frew, Executive Vice President and Chief Financial Officer

[o]	Darren Schluter, Executive Vice President, Finance, Administration and Chief Accounting Officer

[o]	Holly Anderson, Executive Vice President and General Counsel

•	Riviera’s Board of Directors

[o]	Evan Lederman, Partner at Fir Tree Partners

[o]	Andy Taylor, member of the investment team of Elliott Management Corporation

[o]	Matthew Bonanno, Partner at York Capital Management

[o]	Phil Brown, Partner at P. Schoenfeld Asset Management

[o]	David Rottino, President and Chief Executive Officer of Riviera Resources

[o]	Greg Harper, President and Chief Executive Officer of Blue Mountain Midstream

“It is an exciting new beginning at Riviera as we continue our mission to enhance value for our shareholders. Riviera’s focus will be on the development of its growth-oriented assets and returning capital to our shareholders, all while generating significant free cash flow from our unlevered, high quality producing assets,” said David Rottino, Riviera’s President and Chief Executive Officer.

Leadership and Strategy of Blue Mountain Midstream

Riviera Resources will create a separate management team to focus on growing its midstream assets under its subsidiary, Blue Mountain Midstream. Riviera will look for the Blue Mountain team to execute an aggressive organic growth strategy pursuing new producer dedications and exploring strategic bolt-on investments.

The Board has also identified a new management team to lead Blue Mountain as outlined below:

•	Greg Harper will serve as President and Chief Executive Officer of Blue Mountain Midstream and a member of the Riviera Board of Directors. Mr. Harper was most recently President of Gas Pipelines and Processing for Enbridge Inc. where he was responsible for all North American natural gas and natural gas liquids midstream activities. He also led all midstream activities at CenterPoint Energy and was the founding CEO of Spectra Energy Partners.

•	Brad Reese will serve as Executive Vice President and Chief Development and Corporate Services Officer

•	David Weathers will serve as Executive Vice President and Chief Commercial Officer

“The Blue Mountain assets, which are located in the core of a rapidly growing basin and has current significant producer dedications, provide the team a formidable foundation from which to execute our high growth strategy. We look forward to building the customer relationships, assets, and market access that will further differentiate our value proposition to the shareholders,” said Greg Harper, Blue Mountain’s President and Chief Executive Officer.

Blue Mountain is constructing a highly efficient, state-of-the-art 250 MMcf/d cryogenic gas processing system to expand its existing Chisholm Trail midstream business (“Chisholm Trail”) that is located in the heart of the prolific liquids-rich Merge/SCOOP/STACK play. The Company anticipates the new plant to be operational by the end of the second quarter of 2018 and continues to pursue additional producer dedications. Blue Mountain is currently evaluating an additional expansion of the plant to meet the forecasted growth from its dedicated acreage position of more than 80,000 net acres.

“I am excited to announce the new management teams at Riviera Resources and Blue Mountain Midstream once we complete our shareholder value maximizing transactions. David Rottino is a proven leader with a strong strategic background and has deep experience with Riviera’s assets. I am confident this new management team will find ways to maximize the value of Riviera’s exceptionally strong asset base. Securing Greg and his team with their strong track record in the midstream space, coupled with the best-in-class Blue Mountain Midstream assets, creates a unique investment opportunity for our shareholders that has significant growth potential,” said LINN’s Chairman of the Board, Evan Lederman.

Lederman continues, “On behalf of the Board, I also want to thank Mark and the other senior executives of LINN who will be moving on to pursue other endeavors at or prior to the consummation of the Spinoff. Mark and his team have been instrumental in working with the Board over the past year transforming LINN and driving substantial shareholder returns. All of these individuals have demonstrated exceptional leadership during their many years leading LINN and we wish them all well in their future pursuits.”

First Quarter 2018 Earnings Conference Call

The Company will host a conference call Thursday, May 3, 2018, at 10 a.m. (Central) to discuss this strategic update and the Company’s first quarter 2018 results. There will be prepared remarks by Mark E. Ellis, President and Chief Executive Officer, and David B. Rottino, Executive Vice President and Chief Financial Officer followed by a question and answer session.

Investors and analysts are invited to participate in the call by dialing (844) 625-4392, or (409) 497-0988 for international calls using Conference ID: 7288377. Interested parties may also listen over the internet at www.linnenergy.com. A replay of the call will be available on the company’s website or by phone until March 17, 2018. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls using Conference ID: 7288377.

ABOUT LINN ENERGY

LINN Energy, Inc. was formed in February 2017 as the reorganized successor to LINN Energy, LLC. Headquartered in Houston, Texas, the Company’s current focus is the development of the Merge/SCOOP/STACK in Oklahoma through its equity interest in Roan Resources LLC, as well as through its midstream operations in that area. Additionally, the Company is pursuing emerging horizontal opportunities in Oklahoma, North Louisiana and East Texas, while continuing to add value by efficiently operating and applying new technology to a diverse set of long-life producing assets.

Forward-Looking Statements

Statements made in this press release that are not historical facts are “forward-looking statements.” These statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to the Company’s ability to consummate the Spinoff (including, among others, risks regarding the timing and scope of the review by the Securities and Exchange Commission of any registration statement and negotiation and execution of definitive documentation), risks regarding the consummation of any consolidation of the equity of Roan Resources (including the results of ongoing due diligence and the negotiation and execution of definitive documentation), risks related to the financial and operational performance and results of the Company and Roan Resources LLC, availability of sufficient cash flow to execute our business plan, continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids, ability to hedge future production, ability to replace reserves and efficiently develop current reserves, the capacity and utilization of midstream facilities and the regulatory environment. These and other important factors could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Please read “Risk Factors” in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other public filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

CONTACT:

Thomas Belsha, Vice President — Investor Relations & Corporate Development

LINN Energy, Inc.

(281) 840-4110

ir@linnenergy.com